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[LOGO]                                            TRUETRAKS, INCORPORATED
                                                  P.O. BOX 5065
                                                  GALLUP, NEW MEXICO 87305
                                                  505-722-6900
                                                  9/24/97

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                        PROPRIETARY INFORMATION AGREEMENT

As an employee of TRUETRAKS, INCORPORATED or its parent, subsidiary or affiliated corporations (the "Company"), and in consideration of my employment, access to confidential information and other good and valuable consideration, I agree to the following.

1.        MAINTAINING CONFIDENTIAL INFORMATION

     a) COMPANY INFORMATION. I agree, at all times during the term of my employment and thereafter, to hold in strictest confidence and not to use, except for the benefit of the Company, or disclose to any person, firm, or corporation without written authorization of the Board of Directors of the company, any trade secrets, confidential knowledge, data, or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, databases, other original works of authorship, customer lists, business plans, financial information, or other subject matter pertaining to any business of the Company or any of its clients, consultants, or licensees.

     b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any trade secrets of my former or concurrent employers or companies, if any, and that I will not bring onto the premises of the Company any unpublished document or any property belonging to my former or concurrent employers or companies, if any, unless consented to in writing by said employers or companies.

     c) THIRD PARTY INFORMATION. I recognize that the Company has received and, in the future, will receive from third parties their confidential or proprietary information regarding which the Company is subject to a duty of confidentiality. I agree that during the term of my employment and thereafter, I will hold all such confidential information in the strictest confidence, and will not disclose it to any person, firm, or corporation (except as necessary in carrying out my work for the Company), or use it for the benefit of anyone other than for the Company without the written authorization of the Board of Directors of the Company.

2.        RETAINING AND ASSIGNING INVENTIONS AND ORIGINAL WORKS

     a) INVENTIONS AND ORIGINAL WORKS RETAINED BY ME. I have attached hereto as Exhibit A the list describing all inventions, original works of authorship, developments, improvements, and trade secrets that were made by me prior to any employment with the Company,


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          which belong to me, which relate to the Company's proposed business and products and which are not assigned to the Company; or, if no such list is attached, I represent that there are no such Inventions.

     b) INVENTIONS AND ORIGINAL WORKS ASSIGNED TO THE COMPANY. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and will assign to the Company all my right, title, and interest in and to any and all inventions, originals works of authorship, developments, improvements or trade secrets which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the period of time I am in the employ of the Company and for twelve (12) months thereafter. I recognize, however, that this section shall not apply to inventions, improvements or discoveries meeting all of the following conditions.

          i)   It was developed entirely on my own time.

          ii) No equipment, supplies, facility or trade secret of the Company was used in its development; and

          iii) It either:

               (1) does not relate to the business of the Company or to the Company's actual or demonstrably anticipated research and development; or

               (2) does not result from any work performed by me for the Company.

                    I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for lure" as that term is defined in the United States Copyright Act (I 7 U.S.C.A., Section I 0 1).

     c) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions and original works of authorship made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to the remain the sole property of the Company at all times.

     d) OBTAINING LETTERS PATENT AND COPYRIGHT REGISTRATION. I agree that my obligation to assist the Company to obtain United States or foreign letters patent and copyright registrations covering inventions and original works of authorship assigned hereunder to the Company shall continue beyond the termination of my employment, but the company shall compensate me at a reasonable rate for the time actually spent by me at the Company's request on such assistance. If the Company is unable because of my mental or physical incapacity, or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign letters patent or copyright registrations covering inventions or original works of authorship assigned to the Company as above,


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          then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims of any nature whatsoever, which I now or may hereafter have for infringement of any patents or copyright resulting from any such application for letters or copyright registrations assigned hereunder to the Company.

3. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving my employ of the Company, I will deliver to the Company (and will not keep in my possession or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, material, equipment, other documents or property, or reproduction of any aforementioned items belonging to the Company, it successors or assigns.

4. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and agree I will not enter into, any oral or written agreement in conflict herewith.

5.        GENERAL PROVISIONS.

     a) GOVERNING LAW. This Agreement will be governed by the laws of the State of Delaware.

     b) CONSENT TO JURISDICTION / EXCLUSIVITY OF JURISDICTION. I consent to the exercise of personal jurisdiction over me by the state and federal courts of the State of Delaware. I agree that such Delaware courts shall be the exclusive forum for litigation regarding the interpretation or enforcement of this Agreement. By so agreeing, I understand that I am surrendering the right to commence litigation against TrueTraks, Inc. outside the State of Delaware.

     c) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification of or amendment to this Agreement will be effective unless in writing, signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. All prior agreements, understandings, oral agreements, and writing are expressly superseded by this document.

     d) SEVERABILITY. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

     e) SUCCESSORS AND ASSIGNS. This agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.


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     f)   NON-EMPLOYMENT AGREEMENT.  This is not an employment contract and does not give you any right to continued employment. You acknowledge that the ability of the Company to terminate your employment at will is not affected by this Agreement.


                                              /s/ Garry Oglesbee
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Date                                         Signature


                                              /s/ Garry Oglesbee
                                             -----------------------------------
                                             Name of Employee (typed or
                                             printed)